This instrument prepared by:
Jody L. Spencer, Esq.
Rogers & Hardin LLP
2700 International Tower
229 Peachtree Street, N.E.
Atlanta, Georgia 30303

After recorded, please return to:
Fidelity National Title Insurance Company
990 Hammond Drive, Suite 550
Atlanta, Georgia 30328
Attn: Ms. Cheryl Clark

STATE OF TENNESSEE )
COUNTY OF SHELBY )

The actual consideration or value, whichever is greater, for this transfer is $15,902.899.00.

/s/ Kristin Burton, agent

Affiant

Subscribed and sworn to before me, this the 13th day of January, 2012.

/s/ Darrin F. Davidson

Notary Public

My Comm. Expires: 5-18-2013

SPECIAL WARRANTY DEED

ADDRESS NEW OWNER AS FOLLOWS:	SEND TAX BILLS TO:	MAP PARCEL NUMBER(S)

G&E HC REIT II Millington SNF, LLC c/o Grubb & Ellis Healthcare REIT II, Inc. 1551 North Tustin Avenue, Suite 300 Santa Ana, California 92705 Attn: Danny Prosky, President and COO	West Point Road Associates, L.P. 20 Mansell Court East Suite 200 Roswell, Georgia 30076	M0115 00819

FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars ($10.00), cash in hand paid, and other good and valuable consideration, the receipt of all of which is hereby acknowledged, WEST POINT ROAD ASSOCIATES, L.P., a Georgia limited partnership, hereinafter called “GRANTOR,” has bargained and sold and by these presents does hereby transfer and convey unto G&E HC REIT II MILLINGTON SNF, LLC, a Delaware limited liability company, hereinafter called “GRANTEE,” its successors and assigns, a certain tract or parcel of land lying and being located in the City of Millington, County of Shelby, State of Tennessee, bounded and described as follows, to-wit:

See Exhibit “A” attached hereto and by reference made a part hereof.

This is improved property known as 5081 Easley Avenue, Millington, Tennessee 38053.

TO HAVE AND TO HOLD, the said land with the appurtenances, estate, title and interest thereto belonging, to the said GRANTEE, its successors and assigns, forever we covenant that GRANTOR is lawfully seized and possessed of said tract or parcel of land in fee simple, has a good right to convey it, and that the same is unencumbered, except for those encumbrances set forth on Exhibit “B”.

AND GRANTOR DOES FURTHER COVENANT and bind itself, its successors and assigns, to warrant and forever defend the title to said land to the said GRANTEE, its successors and assigns, against the lawful claims of all persons claiming by, through or under GRANTOR, but not otherwise.

IN WITNESS WHEREOF, GRANTOR has caused this Special Warranty Deed to be executed as of the 10th day of January, 2012.

WEST POINT ROAD ASSOCIATES, L.P., a

Georgia limited partnership

By: /s/ James J. Andrews
James J. Andrews, President

STATE OF GEORGIA
COUNTY OF FULTON

Personally appeared before me, the undersigned, a Notary Public of the State and County aforesaid, appeared James J. Andrews, with whom I am personally acquainted, and who, upon oath, acknowledged himself to be the President of West Point Road Associates, L.P., a Georgia limited partnership, and that the within named bargainer, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited partnership.

Witness my hand this 28th day of December, 2011.

/s/ Janet C. Guy

Notary Public

My Commission Expires: 4/1/14

787668